Exhibit 10.21

CONDITIONAL WAIVER OF COVENANT

Second Closing and Third Closing

Date: March 25, 2026

This Conditional Waiver of Covenant (this “Waiver”) is entered into by and between OFA Group, a Cayman Islands exempted company (the “Company”), and Atsion Opportunity Fund LLC – Series 1, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are parties to that certain Purchase Agreement dated as of July 14, 2025 (the “Purchase Agreement”);

WHEREAS, Section 5(d) of the Purchase Agreement (the “Commitment Fee”) explains that in connection with the Investor entering into the Purchase Agreement on July 14, 2025, the Company is to pay Investor a Commitment Fee equal to $1,000,000 within two (2) Business Days after the date that the Registration Statement in connection with the Purchase Agreement is declared effective by the SEC.

WHEREAS, Section 5(k) of the Purchase Agreement (the “VRT Covenant”) prohibits the Company from entering into any Variable Rate Transaction (as defined in the Purchase Agreement) other than with the Investor until the earlier of (i) the Maturity Date, (ii) the date on which the Available Amount under the Purchase Agreement equals zero dollars ($0), or (iii) the Purchase Agreement is otherwise terminated;

WHEREAS, the Company has entered into that certain Securities Purchase Agreement dated as of October 29, 2025 (the “PIPE SPA”) , pursuant to which the Company will issue and sell Series A Preferred Stock in a private investment in public equity financing (the “PIPE Financing”), which constitutes a Variable Rate Transaction and would otherwise violate the VRT Covenant;

WHEREAS, the PIPE SPA contemplates funding in separate closings: (i) the Initial Closing for an aggregate of $1,500,000 (the “Initial Closing”), (ii) the Second Closing for an aggregate of $500,000 (the “Second Closing”),, (iii) the Third Closing for an aggregate of $4,000,000 (the “Third Closing”), and Additional Closing for an aggregate of $44,000,000 (each such closing an “Additional Closing” and all such Additional Closings collectively with the Initial Closing, the Second Closing and the Third Closing, the “Closings” and each a “Closing”);

WHEREAS, the Company and the Investor entered into a conditional waiver of covenant for the Initial Closing dated October 28, 2025.

WHEREAS, the Company has requested that the Investor waive the VRT Covenant to permit the Company to access financing from the Second Closing and Third Closing; and

WHEREAS, the Investor is willing to grant a conditional waiver of the VRT Covenant on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement. Terms defined in the PIPE SPA and used herein shall have the meanings ascribed to them in the PIPE SPA.

2. WAIVER OF SECOND CLOSING AND THIRD CLOSING

2.1 The Investor hereby waives the VRT Covenant set forth in Section 5(k) of the Purchase Agreement solely to the extent necessary to permit the Company to commence and consummate the Second Closing and Third Closing under the PIPE SPA.

2.2 This waiver with respect to the Initial Closing, Second Closing and Third Closing is effective as of the date of this Waiver and requires no further action or approval from the Investor.

3. CONDITIONAL NATURE OF WAIVER FOR SUBSEQUENT CLOSINGS

3.1 Conditional Waiver. The Investor’s waiver of the VRT Covenant with respect to Additional Closings is expressly conditional and subject to the following requirements:

(a) Prior to the commencement or consummation of each of the Additional Closings, the Company must submit a written request to the Investor seeking waiver of the VRT Covenant for such specific Closing (each, a “Closing Waiver Request”);

(b) The Investor retains full discretion to grant or deny any Closing Waiver Request;

(c) The Investor’s approval or denial of any Closing Waiver Request shall be provided in writing to the Company; and

3.2 No Obligation. The Investor shall have no obligation to approve any Closing Waiver Request, and the Company acknowledges that the Investor’s agreement to waive the VRT Covenant with respect to the Initial Closing, Second Closing or Third Closing does not create any obligation, implied covenant, or expectation that the Investor will approve waivers for the Additional Closing.

4. PAYMENT OF THE COMMITMENT FEE

4.1 Scheduled Payments of the Commitment Fee. The Investor agrees to amend the schedule for the payment of the $1,000,000 Commitment Fee from two (2) Business Days after the date that the Registration Statement in connection with the Purchase Agreement is declared effective by the SEC to the following:

a) Within five (5) days from the date that the Registration Statement in connection with the Purchase Agreement is declared effective by the SEC, the Company shall pay the Investor $350,000 in cash, and the Investor shall retain the Commitment Shares.

b) The value of the Commitment Shares will be determined by multiplying 250,000 Commitment Shares (as adjusted for any stock splits or similar transactions) by the VWAP of the Company’s common stock on the date that the Registration Statement in connection with the Purchase Agreement is declared effective by the SEC.

c) Three (3) months following the date that the Registration Statement in connection with the Purchase Agreement is declared effective by the SEC, the Company shall pay the Investor $300,000.

d) Six (6) months following the date that the Registration Statement in connection with the Purchase Agreement is declared effective by the SEC, the Company shall pay the Investor an amount equal to the remaining balance of the Commitment Fee, calculated as $1,000,000 less all prior amounts received by the Investor in respect of the Commitment Fee (whether in cash or through the value of the Commitment Shares as determined above).

e) In the event the Company fails to make any payment when due under this schedule, the entire remaining unpaid balance of the Commitment Fee shall, at the Investor’s election, become immediately due and payable, and liquidated damages shall accrue at one percent (1%) of the Commitment Fee each day.

5. FULL WAIVER UPON SATISFACTION OF CONDITIONS PRECEDENT

5.1 Automatic Full Waiver. Notwithstanding Section 3 above, the Investor’s waiver of the VRT Covenant shall automatically become a full and unconditional waiver with respect to all future financings upon the satisfaction of the following conditions precedent (collectively, the “Waiver Conditions”):

(a) Registration Statement Effectiveness. The Registration Statement (as defined in Section 5(a) of the Purchase Agreement) covering the resale of the Commitment Shares and the Purchase Shares has been declared effective under the Securities Act by the SEC and remains effective;

(b) Payment of Commitment Fee. The Company has paid the Investor the initial $350,000 in cash within 5 (five) days of effectiveness as described under 4.1a in the section immediately above

5.2 Effective Date of Full Waiver. Upon satisfaction of the Waiver Conditions, the VRT Covenant shall be deemed permanently, fully, and irrevocably waived with respect to any and all variable rate transactions and financings entered into by the Company at any time after the date hereof, including without limitation the PIPE Financing and any future financing arrangements as of the date on which the last of the Waiver Conditions is satisfied, without the need for any further action, consent, or Closing Waiver Request from the Company.

5.3 Notice of Satisfaction. The Company shall provide written notice to the Investor within two (2) Business Days after the Waiver Conditions have been satisfied, which notice shall include reasonable evidence of such satisfaction.

6. SCOPE AND LIMITATIONS

6.1 Limited Waiver. This Waiver applies to the VRT Covenant set forth in Section 5(k) of the Purchase Agreement; upon satisfaction of the Waiver Conditions set forth in Section 5.1, such waiver shall apply permanently and irrevocably to any and all variable rate transactions and financings by the Company. This Waiver does not constitute a waiver of:

(a) Any other covenant, representation, warranty, or obligation of the Company under the Purchase Agreement or any other Transaction Document;

(c) Any rights or remedies of the Investor under the Purchase Agreement or applicable law, whether arising before or after the date of this Waiver.

6.2 No Modification of Purchase Agreement. Except as expressly set forth in this Waiver, all terms and conditions of the Purchase Agreement remain in full force and effect. This Waiver shall not be construed as a modification, amendment, or waiver of any other provision of the Purchase Agreement.

6.3 Scope of PIPE Financing. For purposes of this Waiver, the “PIPE Financing” shall be limited to the transactions contemplated by the PIPE SPA, including the Initial Closing, Second Closing, Third Closing, and any Additional Closings contemplated thereby. Any material modifications to the terms of the PIPE SPA, including but not limited to increases in the aggregate purchase price beyond the amounts set forth in the PIPE SPA (excluding Additional Closings expressly contemplated in the PIPE SPA), material changes to the pricing or conversion mechanisms, or additional closings beyond those contemplated in the PIPE SPA, shall require the prior written consent of the Investor and may require a separate waiver.

7. REPRESENTATIONS AND WARRANTIES

7.1 Company Representations. The Company represents and warrants to the Investor that:

(a) The Company has full power and authority to execute, deliver, and perform this Waiver;

(b) This Waiver has been duly authorized, executed, and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(c) The execution, delivery, and performance of this Waiver does not and will not conflict with or result in a breach of the Company’s organizational documents or any material agreement to which the Company is a party;

(d) No Event of Default (as defined in the Purchase Agreement) has occurred and is continuing under the Purchase Agreement as of the date hereof; and

(e) The representations and warranties of the Company contained in Section 4 of the Purchase Agreement are true and correct in all material respects as of the date hereof (except to the extent already qualified by materiality, in which case such representations and warranties are true and correct without further qualification).

8. AFFIRMATIONS AND ACKNOWLEDGMENTS

8.1 Affirmation of Purchase Agreement. The Company hereby affirms and acknowledges that:

(a) The Purchase Agreement remains in full force and effect;

(b) The Company remains bound by all covenants, obligations, and agreements set forth in the Purchase Agreement and the other Transaction Documents (as defined therein);

(c) The Company has no offsets, defenses, counterclaims, or challenges to the Purchase Agreement or its obligations thereunder; and

(d) Except as expressly waived herein, all rights and remedies of the Investor under the Purchase Agreement are preserved.

8.2 No Waiver of Future Defaults. This Waiver shall not be construed as a waiver of any future breach or violation of the VRT Covenant (other than with respect to the PIPE Financing as expressly provided herein) or any other provision of the Purchase Agreement.

9. CONDITIONS TO EFFECTIVENESS

This Waiver shall become effective upon execution and delivery by both parties.

10. MISCELLANEOUS

10.1 Governing Law. This Waiver shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule.

10.2 Counterparts. This Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic signatures and signatures delivered by email in PDF format shall be deemed original signatures.

10.3 Amendments. This Waiver may not be amended, modified, or supplemented except by a written agreement executed by both parties.

10.4 Severability. If any provision of this Waiver is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Waiver.

10.5 Entire Agreement. This Waiver, together with the Purchase Agreement and the other Transaction Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to such subject matter.

10.6 Notices. All notices under this Waiver shall be given in accordance with Section 12(f) of the Purchase Agreement.

10.7 Binding Effect. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

COMPANY:

OFA GROUP

By:	/s/ Li Hsien Wong
Name:	Li Hsien Wong
Title:	Chief Executive Officer

INVESTOR:

ATSION OPPORTUNITY FUND LLC – SERIES 1

By:	/s/ John Salemi
Name:	John Salemi
Title:	Authorized Signatory

[SIGNATURE PAGE TO CONDITIONAL WAIVER OF COVENANT]